UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2013

EPR Properties

(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

(Address of principal executive office)(Zip Code)

(816) 472-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Agreement.

On October 17, 2013, EPR Properties (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and KeyBanc Capital Markets Inc., for themselves and as representatives of the Underwriters named therein (the “Underwriters”). The Underwriting Agreement was in connection with the public offering of 3,600,000 of the Company’s common shares of beneficial interest (the “Common Shares”), par value $0.01 per share. The Company has filed a prospectus supplement in connection with the offering, dated October 17, 2013, and filed with the Securities and Exchange Commission on October 21, 2013.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Underwriting Agreement, which is attached hereto as Exhibit 1.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Number	Description

1.1	Underwriting Agreement, dated October 17, 2013, among EPR Properties and Citigroup Global Markets Inc. and KeyBanc Capital Markets Inc., for themselves and as representatives of the Underwriters named therein.

5.1	Opinion of Stinson Morrison Hecker LLP as to the legality of the Common Shares.

8.1	Opinion of Stinson Morrison Hecker LLP regarding certain U.S. Federal Income Tax Matters in connection with the issuance of the Common Shares.

23.1	Consent of Stinson Morrison Hecker LLP to the filing of Exhibit 5.1 herewith (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Stinson Morrison Hecker LLP to the filing of Exhibit 8.1 herewith (included in its opinion filed as Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EPR PROPERTIES

By:	/s/ Mark A. Peterson
Name:	Mark A. Peterson
Title:	Senior Vice President, Treasurer and Chief Financial Officer

Date: October 23, 2013

INDEX TO EXHIBITS

Exhibit	Description

1.1	Underwriting Agreement, dated October 17, 2013, among EPR Properties and Citigroup Global Markets Inc. and KeyBanc Capital Markets Inc., for themselves and as representatives of the Underwriters named therein.

5.1	Opinion of Stinson Morrison Hecker LLP as to the legality of the Common Shares.

8.1	Opinion of Stinson Morrison Hecker LLP regarding certain U.S. Federal Income Tax Matters in connection with the issuance of the Common Shares.

23.1	Consent of Stinson Morrison Hecker LLP to the filing of Exhibit 5.1 herewith (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Stinson Morrison Hecker LLP to the filing of Exhibit 8.1 herewith (included in its opinion filed as Exhibit 8.1).